Exhibit 99.1

September 1st, 2011

Marine Growth Ventures, Inc.
1818 N. Farwell Ave
Milwaukee, WI 53202

To Whom It May Concern:

Effective as of September 1st, 2011, I, Craig Hodgkins do hereby resign immediately, as President and Director of Marine Growth Ventures, Inc. and all of its respective affiliates.

Sincerely,

/s/  Craig Hodgkins
Craig Hodgkins